EXHIBIT 10.4

                                 AMEDISYS, INC.
                     AMENDED AND RESTATED STOCK OPTION PLAN


1. ADOPTION AND PURPOSE

         AMEDISYS, INC., f/k/a Analytical Nursing Management Corporation, a Delaware corporation (the "Company"), adopted its Statutory Stock Option Plan for Employees ("Plan") effective May 5, 1994. The Company hereby amends and restates the Plan in its entirety, effective December 15, 1995 as hereinafter set forth, subject to stockholder approval. The purpose of the Plan is to foster and promote the financial success of the Company and materially increase stockholder value by enabling eligible key employees and others to participate in the long-term growth and financial success of the Company. The Plan is intended to provide "incentive stock options" within the meaning of that term under
         Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), as well as non-qualified stock options. Any proceeds of cash or property received by the Company for the sale of AMEDISYS, INC. common stock, $.001 par value (the "Common Stock") pursuant to Options granted under this Plan will be used for general corporate purposes.

2. ADMINISTRATION

         2.1 The Plan shall be administered by a committee (the "Compensation Committee") appointed by the Board of Directors of the Company (the "Board") and composed of at least two Board members. The Compensation Committee shall meet the plan administration requirements described under Rule 16b-3(c)(2) promulgated under the Securities Exchange Act of 1934, as amended ("Exchange Act"), or any similar rule which may subsequently be in effect. Any vacancy on the Compensation Committee shall be filled by the Board.

         2.2 Subject to the express provisions of the Plan, the Compensation Committee shall have the sole and complete authority to (i) determine key employees and others to whom awards hereunder shall be granted, (ii) make awards in such form and amounts as it shall determine, (iii) impose such limitations and conditions upon such awards as it shall deem appropriate, (iv) interpret the Plan, prescribe, amend and rescind rules and regulations relating to it, (v) determine the terms and provisions of the respective participants' agreements (which need not be identical), and (vi) make such other determinations as it deems necessary or advisable for the administration of the Plan. The decisions of the Compensation Committee on matters within their jurisdiction under the Plan shall be conclusive and binding on the Company and all other persons. No members of the Board or the Compensation Committee shall be liable for any action taken or determination made in good faith.

         2.3 All expenses associated with the Plan shall be paid by the Company or its Subsidiaries.

3. DEFINITIONS

         3.1 "CAUSE" when used in connection with the termination of a Participant's employment with the Company, shall mean the termination of the Participant's employment by the Company by reason of (i) the conviction of the Participant of a crime involving moral turpitude by a court of competent jurisdiction as to which no further appeal can be taken; (ii) the proven commission by the Participant of an act of fraud upon the Company; (iii) the willful and proven misappropriation of any funds or property of the Company by the Participant; (iv) the willful, continued and unreasonable failure by the Participant to perform duties assigned to him and agreed to by him; (v) the knowing engagement by the Participant in any direct, material conflict of interest with the Company without compliance with the Company's conflict of interest policy, if any, then in effect; (vi) the knowing engagement by the Participant, without the written approval of the Board of Directors of the Company, in any activity which competes with the business of the Company or which would result in a material injury to the Company; or (vii) the knowing engagement in any activity which would constitute a material violation of the provisions of the Company's insider trading policy or business ethics policy, if any, then in effect.

         3.2 "CHANGE IN CONTROL" shall mean the occurrence of any of the following events:

                  (i) any Person becomes, after the effective date of this Plan, the "beneficial owner" (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities, unless the Board (as constituted immediately prior to such Change in Control) determines in its sole absolute discretion that no Change in Control has occurred;

                  (ii) Individuals who constitute the Board on the effective date of the Plan cease, for any reason, to constitute at least a majority of the Board of Directors; PROVIDED, HOWEVER, that any person becoming a director subsequent to the effective date of the Plan who was nominated for election by at least 662/3% of the Board as constituted on the effective date of the Plan (other than the nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Board of Directors, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) shall be, for purposes of this Plan, considered a member of the Board as constituted on the effective date of the Plan; or

                  (iii) the Board of Directors determines in its sole and absolute discretion that there has been a Change in Control of the Company.

         3.3 "CONSULTANT" shall mean any person who is engaged by the Company or any parent or Subsidiary of the Company to render consulting services and is compensated for such consulting services.

         3.4 "CONTINUOUS SERVICE" shall mean the absence of any interruption or termination of employment with or service to the Company or any parent or Subsidiary of the Company that now exists or hereinafter is organized or acquires the Company for a period of 12 months. Continuous Service shall not be considered interrupted in the case of sick leave, military leave or any other leave of absence approved by the Company provided that such interruption shall not be longer than 90 consecutive days.

         3.5 "ELIGIBLE EMPLOYEE" shall mean an Employee that has provided continuous service to the Company or to any parent or Subsidiary of the Company that now exists or hereafter is organized or acquires the Company.

         3.6 "EMPLOYEE" shall mean any person employed on an hourly or salaried basis by the Company or any parent or Subsidiary of the Company that now exists or hereafter is organized or acquires the Company.

         3.7 The "FAIR MARKET VALUE" of a share of Common Stock on any date shall be (i) the closing sales price on the immediately preceding business day of a share of Common Stock as reported on the principal securities exchange on which shares of Common Stock are then listed or admitted to trading or (ii) if not so reported, the average of the closing bid and asked prices for a share of Common Stock on the immediately preceding business day as quoted on the National Association of Securities Dealers Automated Quotation System ("Nasdaq") or (iii) if not quoted on Nasdaq, the average of the closing bid and asked prices for a share of Common Stock as quoted by the National Quotation Bureau's "Pink Sheets" or the National Association of Securities Dealers' OTC Bulletin Board System. If the price of a share of Common Stock shall not be so reported, the Fair Market Value of a share of

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                  Common Stock shall be determined by the Compensation Committee in its absolute discretion. In no event shall the Fair Market Value of any share of Common Stock be less than its par value.

         3.8 "INCENTIVE STOCK OPTION" shall mean an Option which is an "incentive stock option" within the meaning of Section 422 of the Code and which is identified as an Incentive Stock Option in the agreement by which it is evidenced.

         3.9 "NON-QUALIFIED STOCK OPTION" shall mean an Option which is not an Incentive Stock Option and which is identified as a Non-Qualified Stock Option in the agreement by which it is evidenced.

         3.10 "OPTION" shall mean an Option to purchase shares of Common Stock of the Company granted pursuant to this Plan. Each Option shall be identified either as an Incentive Stock Option or a Non- Qualified Stock Option in the agreement by which it is evidenced.

         3.11 "SUBSIDIARY" shall mean a corporation (other than the Company) in which the Company directly or indirectly controls 50% or more of the combined voting power of all stock of that corporation.

4. ELIGIBILITY

         The Compensation Committee may grant Options to purchase Common Stock under this Plan to Eligible Employees of the Company or its Subsidiaries, as well as to non-employee directors and Consultants. Employees of the Company, as well as non-employee directors and Consultants who are granted Options pursuant to this Plan shall be referred to as "Participants." The Compensation Committee shall determine, within the provisions of the Plan, those persons to whom, and the times at which, Options shall be granted. In making such determinations, the Compensation Committee may take into account the nature of the services rendered by such person, his or her present and potential contributions to the Company's success, and such other factors as the Compensation Committee in its discretion shall deem relevant. Grants may be made to the same individual on more than one occasion.

5. GRANTING OF OPTIONS

         5.1 POWERS OF THE COMPENSATION COMMITTEE. The Compensation Committee shall determine, in accordance with the provisions of the Plan, the duration of each Option, the exercise price of each Option, the time or times within which (during the term of the Option) all or portions of each Option may be exercised, and whether cash, Common Stock, or other property may be accepted in full or partial payment upon exercise of an Option.

         5.2 NUMBER OF OPTIONS. As soon as practicable after the date an individual is determined to be eligible under Section 4 hereof, the Compensation Committee may, in its discretion, grant to such person a number of Options determined by the Compensation Committee.

6. COMMON STOCK

         Each Option granted under the Plan shall be convertible into one share of Common Stock, unless adjusted in accordance with the provisions of
         Section 8 hereof. Options may be granted for a number of shares not to exceed, in the aggregate, 500,000 shares of Common Stock, subject to adjustment pursuant to Section 8 hereof. For purposes of calculating the maximum number of shares of Common Stock that may be issued under the Plan, (i) all the shares issued (including the shares, if any, withheld for tax withholding requirements) shall be counted when cash is used as full payment for shares issued upon the exercise of an Option, and (ii) shares tendered by a Participant as payment for shares issued upon exercise of an Option shall be available for issuance under the Plan. Upon the exercise of an Option, the Company may deliver either

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         authorized but unissued shares, treasury shares, or any combination thereof. In the event that any Option granted under the Plan expires unexercised, or is surrendered by a Participant for cancellation, or is terminated or ceases to be exercisable for any other reason without having been fully exercised, the Common Stock subject to such Option shall again become available for new Options to be granted under the Plan to any eligible person (including the holder of such former Option) at an exercise price determined in accordance with Section 7.2 hereof, which price may then be greater or less than the exercise price of such former Option. No fractional shares of Common Stock shall be issued, and the Compensation Committee shall determine the manner in which fractional share value shall be treated.

7. REQUIRED TERMS AND CONDITIONS OF OPTIONS

         7.1 AWARD OF OPTIONS. The Compensation Committee may, from time to time and subject to the provisions of the Plan and such other terms and conditions as the Compensation Committee may prescribe, grant to any Participant in the Plan one or more Incentive Stock Options or Non-Qualified Stock Options to purchase for cash or shares the number of shares of Common Stock allotted by the Compensation Committee. However, subject to the provisions of Sections 7.4 and 7.5, Incentive Stock Options may be granted only to Eligible Employees. The date an Option is granted shall mean the date selected by the Compensation Committee as of which the Compensation Committee allots a specific number of shares to a Participant pursuant to the Plan.

         7.2 EXERCISE PRICE. The exercise price of any Non-Qualified Stock Option granted under the Plan shall be such price as the Compensation Committee shall determine on the date on which such Non- Qualified Stock Option is granted; provided, that such price may not be less than 85% of the Fair Market Value of a share of Common Stock on the date the Option is granted. Except as provided in Section 7.4 hereof, the exercise price of any Incentive Stock Option granted under the Plan shall be not less than 100% of the Fair Market Value of a share of Common Stock on the date on which such Incentive Stock Option is granted.

         7.3 TERM AND EXERCISE. Each Option shall be exercisable on such date or dates, during such period and for such number of shares of Common Stock as shall be determined by the Compensation Committee on the day on which such Option is granted and set forth in the agreement evidencing the Option; PROVIDED, HOWEVER, that (A) no Option shall be exercisable after the expiration of 10 years from the date such Option was granted, and (B) no Incentive Stock Option granted to a 10% shareholder as set forth in Section 7.4 hereof shall be exercisable after the expiration of five years from the date such Incentive Stock Option was granted, and, PROVIDED, FURTHER, that each Option shall be subject to earlier termination, expiration or cancellation as provided in the Plan. Each Option shall be exercisable in whole or in part with respect to whole shares of Common Stock. The partial exercise of an Option shall not cause the expiration, termination or cancellation of the remaining portion thereof. On the partial exercise of an Option, the agreement evidencing such Option shall be returned to the Participant exercising such Option together with the delivery of the certificates described in Section 7.7 hereof.

         7.4 TEN PERCENT SHAREHOLDER. Notwithstanding anything to the contrary in this Plan, Incentive Stock Options may not be granted to any owner of 10% or more of the total combined voting power of the Company and its Subsidiaries unless (i) the exercise price is at least 110% of the Fair Market Value of a share of Common Stock on the date the Option is granted, and (ii) the Option by its terms is not exercisable after the expiration of five years from the date such Incentive Stock Option is granted.

         7.5 MAXIMUM AMOUNT OF OPTION GRANT. To the extent that the aggregate Fair Market Value (determined on the date the Option is granted) of Common Stock subject to Incentive Stock Options

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                  exercisable for the first time by a Participant during any calendar year exceeds $100,000, such Options shall be treated as Non-Qualified Stock Options.

         7.6 METHOD OF EXERCISE. An Option shall be exercised by delivering notice to the Company's principal office, to the attention of its Secretary, no fewer than five business days in advance of the effective date of the proposed exercise. Such notice shall be accompanied by the agreement evidencing the Option, shall specify the number of shares of Common Stock with respect to which the Option is being exercised and the effective date of the proposed exercise, and shall be signed by the Participant. The Participant may withdraw such notice at any time prior to the close of business on the business day immediately preceding the effective date of the proposed exercise, in which case such agreement shall be returned to the Participant. Payment for shares of Common Stock purchased upon the exercise of an Option shall be made on the effective date of such exercise either (i) in cash, by certified check, bank cashier's check or wire transfer or (ii) subject to the approval of the Compensation Committee, in shares of Common Stock owned by the Participant and valued at their Fair Market Value on the effective date of such exercise, or partly in shares of Common Stock with the balance in cash, by certified check, bank cashier's check or wire transfer. Any payment in shares of Common Stock shall be effected by the delivery of such shares to the Secretary of the Company, duly endorsed in blank or accompanied by stock powers duly executed in blank, together with any other documents and evidences as the Secretary of the Company shall require from time to time.

         7.7 DELIVERY OF STOCK CERTIFICATES. Certificates for shares of Common Stock purchased on the exercise of an Option shall be issued in the name of the Participant and delivered to the Participant as soon as practicable following the effective date on which the Option is exercised; PROVIDED, HOWEVER, that such delivery shall be effected for all purposes when the stock transfer agent of the Company shall have deposited such certificates in the United States mail, addressed to the Participant.

8. ADJUSTMENTS

         8.1 The aggregate number or type of shares of Common Stock with respect to which Options may be granted hereunder, the number or type of shares of Common Stock subject to each outstanding Option, and the exercise price per share for each such Option may all be appropriately adjusted, as the Compensation Committee may determine, for any increase or decrease in the number of shares of issued Common Stock resulting from a subdivision or consolidation of shares whether through reorganization, recapitalization, consolidation, payment of a share dividend, or other similar increase or decrease.

         8.2 Subject to any required action by the stockholders, if the Company shall be a party to a transaction involving a sale of substantially all its assets, a merger, or a consolidation, any Option granted hereunder shall pertain to and apply to the securities to which a holder of Common Stock would be entitled to receive as a result of such transaction; PROVIDED, HOWEVER, that all unexercised Options under the Plan may be cancelled by the Company as of the effective date of any such transaction by giving notice to the holders of such Options of its intention to do so, and by permitting the exercise of such Options during the 30-day period immediately after the date such notice is given.

         8.3 In the case of dissolution of the Company, every Option outstanding hereunder shall terminate; PROVIDED, HOWEVER, that each Option holder shall have 30 days' prior written notice of such event, during which time he shall have a right to exercise his partly or wholly unexercised Options.

         8.4 On the basis of information known to the Company, the Compensation Committee shall make all determinations under this Section 8, including whether a transaction involves a sale of substantially

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                  all the Company's assets; and all such determinations shall be conclusive and binding on the Company and all other persons.

         8.5 Upon the occurrence of a Change in Control, the Compensation Committee (as constituted immediately prior to the Change in Control) shall determine, in its absolute discretion, whether each Option granted under the Plan and outstanding at such time shall become fully and immediately exercisable and shall remain exercisable until its expiration, termination or cancellation pursuant to the terms of the Plan or whether each such Option shall continue to vest according to its terms.

9. OPTION AGREEMENTS

                  Each award of Options shall be evidenced by a written agreement, executed by the Participant and the Company, which shall contain such restrictions, terms and conditions as the Compensation Committee may require in accordance with the provisions of this Plan. Option agreements need not be identical. The certificates evidencing the shares of Common Stock acquired upon exercise of an Option may bear a legend referring to the terms and conditions contained in the respective Option agreement and the Plan, and the Company may place a stop transfer order with its transfer agent against the transfer of such shares. If requested to do so by the Compensation Committee at the time of exercise of an Option, each Participant shall execute a certificate indicating that he is purchasing the Common Stock under such Option for investment and not with any present intention to sell the same.

10. LEGAL AND OTHER REQUIREMENTS

         10.1 The Company shall be under no obligation to effect the registration pursuant to the Securities Act of 1933, as amended, of any shares of Common Stock to be issued hereunder or to effect similar compliance under any state laws. Notwithstanding anything herein to the contrary, the Company shall not be obligated to cause to be issued or delivered any certificates evidencing shares of Common Stock pursuant to the Plan unless and until the Company is advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which shares of Common Stock are traded. The Compensation Committee may require, as a condition of the issuance and delivery of certificates evidencing shares of Common Stock pursuant to the terms hereof, that the recipient of such shares make such covenants, agreements and representations, and that such certificates bear such legends, as the Compensation Committee, in its sole discretion, deems necessary or desirable. The exercise of any Option granted hereunder shall only be effective at such time as counsel to the Company shall have determined that the issuance and delivery of shares of Common Stock pursuant to such exercise is in compliance with all applicable laws, regulations of governmental authorities and the requirements of any securities exchange on which shares of Common Stock are traded. The Company may, in its sole discretion, defer the effectiveness of any exercise of an Option granted hereunder in order to allow the issuance of shares of Common Stock pursuant thereto to be made pursuant to registration or an exemption from registration or other methods for compliance available under federal or state securities laws. The Company shall inform the Participant in writing of its decision to defer the effectiveness of the exercise of an Option granted hereunder. During the period that the effectiveness of the exercise of an Option has been deferred, the Participant may, by written notice, withdraw such exercise and obtain the refund of any amount paid with respect thereto.

         10.2 With respect to persons subject to Section 16 of the Securities Exchange Act of 1934, as amended ("Exchange Act"), transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provisions of the Plan or action by the Compensation Committee fails to so comply, it shall be deemed null and void, to the

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                  extent permitted by law and deemed advisable by the
                  Compensation Committee. Moreover, in the event the Plan does not include a provision required by Rule 16b-3 to be stated therein, such provision (other than one relating to eligibility requirements, or the price and amount of Options) shall be deemed automatically to be incorporated by reference into the Plan insofar as Participants subject to Section 16 are concerned. The Compensation Committee may at any time impose any limitations upon the exercise, delivery and payment of any Option which, in the Compensation Committee's discretion, are necessary in order to comply with Section 16(b) and the rules and regulations thereunder.

         10.3 A Participant shall have no rights as a stockholder with respect to any shares covered by an Option, or exercised by him, until the date of delivery of a stock certificate to him for such shares. No adjustment, other than pursuant to Section 8 hereof, shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is delivered.

11. NON-TRANSFERABILITY

                  During the lifetime of a Participant, any Option granted to him shall be exercisable only by him or by his guardian or legal representative. No Option shall be assignable or transferable, except by will, by the laws of descent and distribution, or pursuant to certain domestic relations orders. The granting of an Option shall impose no obligation upon the holder thereof to exercise such Option or right.

12. NO CONTRACT OF EMPLOYMENT

                  The adoption of this Plan or the grant of any Option shall not be construed as giving a Participant the right to continued employment with the Company or any Subsidiary of the Company. Furthermore, the Company or any Subsidiary of the Company may at any time dismiss a Participant from employment, free from any liability or claim under the Plan, unless otherwise expressly provided in the Plan or any Option agreement.

13.               EFFECT OF TERMINATION OF EMPLOYMENT

         13.1 If the employment or consulting, service or similar relationship of a Participant with the Company shall terminate for any reason other than Cause, "permanent and total disability" (within the meaning of Section 22(e)(3) of the Code) or the death of the Participant (a) Options granted to such Participant, to the extent that they were exercisable at the time of such termination, shall remain exercisable until the expiration of one month after such termination, on which date they shall expire, and (b) Options granted to such Participant, to the extent that they were not exercisable at the time of such termination, shall expire at the close of business on the date of such termination; PROVIDED, HOWEVER, that no Option shall be exercisable after the expiration of its term.

         13.2 If the employment or consulting, service or similar relationship of a Participant with the Company shall terminate on account of the "permanent and total disability" (within the meaning of Section 22(e)(3) of the Code) or the death of the Participant (a) Options granted to such Participant, to the extent that they were exercisable at the time of such termination, shall remain exercisable until the expiration of one year after such termination, on which date they shall expire, and (b) Options granted to such Participant, to the extent that they were not exercisable at the time of such termination, shall expire at the close of business on the date of such termination; PROVIDED, HOWEVER, that no Option shall be exercisable after the expiration of its term.

         13.3 In the event of the termination of a Participant's employment or other relationship for Cause, all outstanding Options granted to such Participant shall expire at the commencement of business on the date of such termination.

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14.               INDEMNIFICATION OF COMPENSATION COMMITTEE

                  In addition to such other rights of indemnification as they may have as members of the Board or the Compensation Committee, the members of the Compensation Committee shall be indemnified by the Company against the reasonable expenses, including attorneys' fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding (or in connection with any appeal therein), to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Option granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Compensation Committee member is liable for gross negligence or misconduct in the performance of his duties; provided that within 60 days after institution of any such action, suit or proceeding a Compensation Committee member shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.

15.               WITHHOLDING TAXES

                  Whenever the Company proposes or is required to issue or transfer shares of Common Stock under the Plan, the Company shall have the right to require the Participant to remit to the Company an amount sufficient to satisfy any federal, state and/or local withholding tax requirements prior to the delivery of any certificate or certificates for such shares. Alternatively, the Company may issue or transfer such shares of Common Stock net of the number of shares sufficient to satisfy the withholding tax requirements. For withholding tax purposes, the shares of Common Stock shall be valued on the date the withholding obligation is incurred.

16.               NEWLY ELIGIBLE EMPLOYEES

                  Except as otherwise provided herein, the Compensation Committee shall be entitled to make such rules, regulations, determinations and awards as it deems appropriate in respect of any employee who becomes eligible to participate in the Plan.

17.               TERMINATION AND AMENDMENT OF PLAN

                  The Board of Directors may at any time suspend or discontinue the Plan or revise or amend it in any respect whatsoever, PROVIDED, HOWEVER, that without approval of the holders of a majority of the outstanding shares of Common Stock present in person or by proxy at an annual or special meeting of stockholders, no revision or amendments shall (i) increase the number of shares of Common Stock that may be issued under the Plan, except as provided in Section 8 hereof, (ii) materially increase the benefits accruing to individuals holding Options granted pursuant to the Plan or (iii) materially modify the requirements as to eligibility for participation in the Plan.

18.               GENDER AND NUMBER

                  Except when otherwise indicated by the context, words in the masculine gender when used in the Plan shall include the feminine gender and vice versa, and the singular shall include the plural and the plural shall include the singular.

19.               GOVERNING LAW

                  The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware.

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20.               EFFECTIVE DATE OF PLAN

                  The effective date of the Plan is May 5, 1994. The Plan, each amendment to the Plan, and each Option granted under the Plan is conditioned on and shall be of no force or effect until approval of the Plan and each amendment of the Plan by the holders of a majority of the shares of Common Stock of the Company.
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